EXHIBIT 10.129

        PURCHASE AND SALE AGREEMENT DATED AUGUST 8, 1996 BETWEEN NUOASIS
              INTERNATIONAL INC., AND THE HARTCOURT COMPANIES, INC.


                           PURCHASE AND SALE AGREEMENT



DATED:                                                           8, August 1996

PARTIES:

1.   "Hartcourt"

     The Hartcourt Companies, Inc., a corporation organised under the laws of the United States, State of Utah.

2.   "NuOasis"

     NUOASIS INTERNATIONAL INC., a corporation organised under the laws of the Commonwealth of the Bahamas.

RECITALS:

1.1 NuOasis is the owner and developer of a commercial real estate project located in mainland China commonly known as the Peony Gardens Property, more fully described in Schedule "1" annexed hereto (the "Property"); and,

1.2  Hartcourt wishes to purchase the Property.

OPERATIVE PROVISIONS:

1.   PURCHASE AND SALE

     1.1 Upon the terms and subject to the conditions of this Agreement, on the Closing Date, NuOasis agrees to sell and transfer the Property to Hartcourt and Hartcourt agrees to purchase and accept the Property for the consideration set forth in this Agreement.

     1.2 In exchange for the Property, Hartcourt shall pay to NuOasis the sum of Twenty Two Million Dollars (USD22,000,000), hereinafter referred to as the "Purchase Price", consisting of a Convertible Secured Promissory Note in the principal amount of Twelve Million Dollars (USD12,000,000) in the form annexed hereto as Schedule 2 (the "Hartcourt Note") and the greater of Two Million (2,000,000) shares of Hartcourt common stock or that number of shares of Hartcourt common stock having a market value equal to Ten Million Dollars (USD10,000,000) at Closing (the "Shares"). For the purpose of this Agreement, "Market Value" shall mean fifty percent (50%) of the thirty
          (30) days moving average closing "bid" price for Hartcourt common stock as quoted by the United States National Association of Securities Dealers Electronic Bulletin Board immediately preceding the Closing Date.

2.   CLOSING

     2.1 The closing of the delivery and transfer of the Property (the "Closing") shall occur at the offices of Hartcourt on a date ("Closing Date") to be mutually agreed upon by Hartcourt and NuOasis after (i) exchange of all books, records, financial information, documents, and other materials deemed necessary to completion of the transaction contemplated under this Agreement, and (ii) completion of all review periods provided for in this Agreement. Exchange of documents under this Agreement shall begin as soon as possible after execution hereof. In any case, the Closing Date shall be no later than 30th September 1996.

     2.2  At the Closing,  the following  transactions shall occur and documents
          shall  be   exchanged,   all  of  which   shall  be  deemed  to  occur
          simultaneously:

          2.2.1 NuOasis will deliver, or cause to be delivered, to Hartcourt:

               2.2.1.1 the documents  necessary to establish the interest in the
                    Property and to transfer ownership of NuOasis' right, title and interest in and to the Property to Hartcourt, in form and substance acceptable to Hartcourt;

               2.2.1.2 such other documents,  instruments,  and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by Hartcourt in furtherance of the intent of this Agreement.

               2.2.1.3 certificates or other conveyance  documents acceptable to
                    NuOasis transferring the Purchase Price to NuOasis;

     2.3 From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement.

                                                    [NUOINTL\AGR:NUOBVIMG.AGR]-2

3.   REPRESENTATIONS AND WARRANTIES OF HARTCOURT

     Hartcourt represents and warrants to NuOasis that:

     3.1 Hartcourt is a corporation, validly existing and in good standing under the laws of the United States, State of Utah, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite action on the part of Hartcourt. This Agreement has been duly executed and delivered by Hartcourt and the Hartcourt Note the Shares to be issued by Hartcourt hereunder will constitute validly issued shares and a binding, and enforceable obligation of the corporation.

     3.2 To the best of Hartcourt's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which Hartcourt is a party or to which it is subject so as to give rise to a claim by anyone against the Hartcourt Note or Shares which would in any way effect the enforceability or validity of this Agreement or Hartcourt's ability to conclude the transaction contemplated under this Agreement.

     3.3 The Shares. The Shares to be issued pursuant to this Agreement will be issued at Closing, free and clear of liens, claim, and encumbrances, and Hartcourt can issue such shares without the consent or approval of any person, firm, corporation, or government authority.

     3.4 Capitalization. The capitalization of Hartcourt is attached hereto and incorporated herein as Schedule "3".

     3.5 Financial Information. Hartcourt has provided NuOasis, or will provide prior to Closing, copies of its Annual Report containing audited financial statements for the years ending 31st December 1994 and 1995, and all other information included in such reports or delivered to NuOasis pursuant to this Agreement, shall be referred to as the
          "Hartcourt   Financials".   Except  as  set  forth  in  the  Hartcourt
          Financials, Hartcourt has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Hartcourt Financials, none of which (individually or in the aggregate) are material except as expressly indicated there use is not a guarantor or otherwise contingently liable for any material amount of indebtedness. Except as indicated in the Hartcourt Financials, there exists no default under the provisions of any instrument evidencing any indebtedness or of any agreement in relation thereto.

     3.6 Litigation. To the best knowledge and belief of Hartcourt, except as disclosed in the Hartcourt Financials or pursuant to this Agreement, there is neither pending nor threatened, any action, suit or arbitration to which its Hartcourt property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or create a material liability on the part of Hartcourt, or which would conflict with this Agreement or any action taken or to be taken in connection with it.

     3.7 Tax Matter. To the extent that its tax filings, liabilities, payments, or provisions for payment could give rise to a claim against or affect the right of ownership to the Shares, Hartcourt has filed or will file all federal, state, and local income, excise, property, and other tax returns, forms, or reports, which are due or required to be filed by it and has paid, or made adequate provision for payment of all taxes, interest, penalty fee, assessment, or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect of such returns or reports.

                                                    [NUOINTL\AGR:NUOBVIMG.AGR]-2

     3.8 Contracts. Except as disclosed pursuant to this Agreement, or in the Hartcourt Financials, there are no contracts, actual or contingent obligations, agreement, franchises, license agreements, or other commitments between Hartcourt third parties which are material to its business, financial condition, or results of operation, taken as a whole. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by its terms calls for aggregate payments of more than Ten Thousand Dollars (USD10,000).

     3.9 Material Contract Breaches: Defaults. To the best of Hartcourt's Knowledge and relief, it has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that it has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which it is a party or is bound and which might give rise to a claim by anyone against the Note or the Shares, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material rise to a claim against the Note or the Shares in respect of which Hartcourt has not taken adequate steps to prevent such a default from occurring.

     3.10 Securities Laws. Hartcourt is a public company and represents that, to the best of its knowledge, except as disclosed in the Hartcourt Financials, it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to this original stock issuance to its founders, its initial public offering, or any dealings with its stockholders, the public, the brokerage community, the United States Securities And Exchange Commission ("SEC"), any U.S. state regulatory agencies, or other person. Hartcourt is currently a non-reporting company and is not required to file quarterly or yearly reports. Hartcourt is in the process of filing its Form 10 with the SEC. Hartcourt is currently published in Standard and Poors and is cleared therefore for secondary trading in Standard and Poors approved states.

     3.11 Brokers. Hartcourt has agreed to pay a finder's fee with respect to the transaction contemplated in this Agreement to Asian International Development Ltd. ("AID"), its assignees or nominees, and to Guangoong Investments Ltd. ("GIL"), its assignees or nominees in an amount to be negotiated. To the best of Hartcourt's knowledge, no other person or entity is entitled, or intends to claim that it is entitled, to receive any fees or commissions in connection with this transaction, further agrees to indemnify and hold harmless NuOasis against liability to AID, GIL or any broker claiming fees of any kind or nature.

     3.12 Approvals. Except as otherwise provided in this Agreement, to Hartcourt's best knowledge and belief no authorization, consent, or approval of, or registration or filing with any governmental authority, or any other person, is required to be obtained or made by connection with Hartcourt's execution, delivery, or performance of this Agreement.

     3.13 Full disclosure. The information concerning set forth in this Agreement, and in the Hartcourt Financials, is, to the best of Hartcourt's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     3.14 Date of Representations and Warranties. Each of the representations and warranties of set forth in this Agreement is true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF NUOASIS

     NuOasis represents and warrants to Hartcourt that:

     4.1 NuOasis is the owner of the Property and will certify in form and substance acceptable to Hartcourt at Closing.

     4.2 NuOasis is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Bahamas, with the corporate power and authority to carry on its business as now being conducted. In addition, NuOasis is duly qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except to the extent that the failure to so qualify does not have a material adverse effect on the business of NuOasis, taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate actions on the part of NuOasis, to the extent, if any, that such authorizations are necessary. This Agreement has been duly executed and delivered by NuOasis and constitutes the valid, binding, and enforceable obligation of NuOasis.

     4.3 NuOasis has provided to Hartcourt, or will provide prior to Closing, appraisals, construction costs and budgets, and all other information related to the Property in the possession of NuOasis, or available for NuOasis. Such information shall be referred to as the "Property Reports". All financial statements and reports included in the Property Reports and prepared by NuOasis, are prepared in accordance with generally acceptable accounting standards and present fairly the condition of the Property. Except as indicated, there exists no default under the provisions of any instrument evidencing NuOasis' ownership of the Property and NuOasis is not a guarantor or otherwise contingently liable for any material amount of indebtedness relating thereto.

     4.4 To the best knowledge and belief of NuOasis, there is neither pending nor threatened, any action, suit, arbitration, proceeding (whether federal, state, local or foreign) or claim to which NuOasis or the Property is or is likely to be named as a party in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, of the Property, or create any material liability on the part of owners of the Property, or which would conflict with this Agreement or any action taken or to be taken in connection with it.

     4.5 To NuOasis's best knowledge and belief, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by NuOasis in connection with the execution, delivery, or performance of this Agreement.

     4.6 The information concerning NuOasis set forth in this Agreement and in the Property Reports is, to the best of NuOasis's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5.   CONDITIONS PRECEDENT TO OBLIGATIONS OF NUOASIS

     All obligations of NuOasis under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

     5.1 The representations and warranties by Hartcourt set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     5.2 Hartcourt shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     5.3 Hartcourt shall have taken all corporate and other action necessary to issue the Shares and the Hartcourt Note constituting the Purchase Price to NuOasis pursuant to this Agreement.

     5.4 All instruments and documents delivered to NuOasis pursuant to the provisions of this Agreement shall be satisfactory to NuOasis and its legal counsel.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF HARTCOURT

     All obligations of NuOasis under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

     6.1 The representations and warranties by NuOasis set forth in this Agreement shall be true and correct with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

     6.2  NuOasis  shall  have   performed  and  complied  with  all  covenants,
          agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     6.3 NuOasis shall have taken all corporate and other action necessary to transfer NuOasis ownership and title to the Property to Hartcourt.

     6.4 Before Closing, NuOasis will have delivered the Property Reports to Hartcourt. NuOasis shall specifically provide to Hartcourt schedules of all costs related to the Property as of 31st March, 1996 and all other documents necessary to substantiate to Hartcourt's sole satisfaction the agreed value of not less than Twenty Two Million Dollars (USD22,000,000). Upon receipt and review of the Property Reports, Hartcourt shall have fifteen(15) business days to raise objections to the information contained in the Property Reports, which shall be accomplished by submission of a written list of such objections to NuOasis, and to conduct a valuation of the Property. If there are objections, or if the valuation of the Property, as determined by Hartcourt, or a recognised independent appraiser acting for Hartcourt, is less than Twenty-Two Million Dollars(USD22,000,000), then Hartcourt shall have the option to terminate this Agreement without penalty. Alternatively, Hartcourt may elect, in its sole discretion, to waive objections and proceed with Closing.

     6.5 All instruments and documents delivered to Hartcourt pursuant to the provisions of this Agreement shall be satisfactory to Hartcourt and its legal counsel. NuOasis shall provide to Hartcourt prior to Closing evidence satisfactory to Hartcourt that the representations of NuOasis herein and the interest in the Property is legally created and duly enforceable.

7.   TERMINATION

     7.1 This Agreement may be terminated at any time prior to the Closing Date without liability on the part of either Hartcourt or NuOasis:

          7.1.1 by mutual consent of Hartcourt and NuOasis;

          7.1.2by  Hartcourt  or  NuOasis,  (unless  the  action  or  proceeding referred to is caused by a breach or default on the part of Hartcourt or NuOasis of any of their representations, warranties, or obligations under this Agreement), if there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this
               Agreement and which, in the judgment of Hartcourt or NuOasis, made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

          7.1.3by NuOasis or Hartcourt (as the case may be) if, as provided herein upon Hartcourt's disapproval of the Value of the Property or NuOasis' disapproval of the Value of the Shares or the financial condition of Hartcourt, including but not limited to its capitalisation, at any time prior to Closing.

8.   TERMINATION WITH CAUSE

     If this Agreement is terminated for breach or otherwise for cause, the non-breaching party shall be reimbursed by the other party of all expenses and costs related to this Agreement in the amount of Fifty Thousand Dollars (USD50,000).

9.   MISCELLANEOUS PROVISIONS

     9.1 All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three (3) years from the Closing Date. Hartcourt and NuOasis are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     9.2 All costs and expenses in the proposed sale and transfer described in this Agreement shall be borne by the following manner:

          9.2.1each party has been represented by its own attorney(s) in this transaction, shall pay the fees of its own attorney(s), except as may be expressly set forth herein to the contrary.

          9.2.2each party shall bear its reasonable shares of all other Closing costs and expenses arising from this Agreement.

     9.3 At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     9.4 Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     9.5 All notices and other communications hereunder shall either be in writing and shall be deemed to have been given if delivered in person, sent by overnight delivery service or sent by facsimile transmission, to the parties hereto, or their designees, as follows:

          To Hartcourt:  The Hartcourt Companies, Inc.
                         19104 Norwalk Blvd.
                         Artesia, California 90703
                         Telephone: +1 310 403-1126
                         Facsimile: +1 310 403-1130

          To NuOasis:    NuOasis International Inc.
                         First Directors Limited
                         43 Elizabeth Avenue
                         Nassau, The Bahamas
                         Telephone:     +44 1624 815544
                         Facsimile:     +44 1624 815548

     9.6 The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7  This  Agreement  may  be  executed   simultaneously  in  two  or  more
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.8 Notwithstanding that this Agreement was negotiated and is being contracted for in the Bahamas and any conflict-of-law provision to the contrary, the Agreement shall be governed by the laws of the Commonwealth of the Bahamas.

     9.9 This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     9.10 This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

     9.11 If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     9.12 This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

     9.13 A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     9.14 Time is of the essence of this Agreement and of each and every provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

THE HARTCOURT COMPANIES INC.


   /s/    Alan Phan
By:-------------------------------
   Name:     Alan Phan
   Title:    President

NuOASIS INTERNATIONAL INC.



By:-------------------------------
   Name:
   Title: